UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT to Section 13 01' 15 (d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2005,

American Energy Production. Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-52812	74-2945581
(State of incorporation)	(Commission file Number)	(IRS Employee ID Number)

6073 Hwv 281 South. Mineral Wells. TX 76067
 (Address of principal executive offices)

(210) 410-8158
Registrant's telephone number, including area code

N/A
Former name or former address, if changed since last report)

Item 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers,

    (a)     Not applicable.

    (b)    Disclosure. . . when a director is appointed.

On November 9 ,2205 JOHN POWELL OF CARRELTON, TEXAS WAS APPOINTED AS AN INDEPENDENT DIRECTOR OF AMERICAN ENERGY PRODUCTION INC. Mr. Powell will serve as chairman of the evaluation committee. .A copy of Mr. Powell's resume is attached as Exhibit 99.1.

    (c)    Not applicable.

    (d)    Disclosure. . . when a new director is elected.

A interview process to fill the independent board vacancy will begin immediately.

.

Item 9.01 Finical Statements and Exhibits

(c) Exhibits.

99.1 resume of John Powell

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant bas duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Energy Production, Inc.

Date: November 9, 2005	By:	/s/ Charles Bitters
Charles Bitters
Chief Executive Officer